                                                                    EXHIBIT 23.1

The Board of Directors
Steven Myers & Associates, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG Peat Marwick LLP

Orange County, California

January 15, 1998